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                                   EXHIBIT 8.1

                        LIST OF SIGNIFICANT SUBSIDIARIES

      The table below sets forth our significant subsidiaries, all of which are 100% owned by James Hardie Industries N.V., either directly or indirectly.

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                                                   JURISDICTION OF
               NAME OF COMPANY                      ESTABLISHMENT
----------------------------------------------     ---------------
James Hardie Aust Holdings Pty Ltd                    Australia
James Hardie Aust Investco Services Pty Ltd           Australia
James Hardie Aust Investments No. 1 Pty Ltd           Australia
James Hardie Austgroup Pty Ltd                        Australia
James Hardie Australia Management Pty Ltd             Australia
James Hardie Australia Pty Ltd                        Australia
James Hardie Building Products Inc.                 United States
James Hardie Fibre Cement Pty Ltd                     Australia
James Hardie International Finance B.V.              Netherlands
James Hardie N.V.                                    Netherlands
James Hardie NZ Holdings Trust                       New Zealand
James Hardie Philippines Inc                         Philippines
James Hardie Research (Holdings) Pty Ltd              Australia
James Hardie Research Pty Ltd                         Australia
N.V. Technology Holdings A Limited Partnership        Australia
RCI Pty Ltd                                           Australia
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